UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2011

XcelMobility Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2377 Gold Meadow Way, Suite 100
Gold River, California	95670
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 526-2662

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment - Mr. Ronald Edward Strauss

     On August 12, 2011, the Board of Directors (“Board”) of XcelMobility Inc. (the “Company”) appointed Mr. Ronald Edward Strauss as a member of the Board effective immediately. It is contemplated that Mr. Strauss may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time. Mr. Strauss’ appointment is in accordance with the terms and conditions of that certain Share Exchange Agreement, dated July 5, 2011, by and between the Company, Shenzhen CC Power Corporation, a company organized under the laws of the People’s Republic of China (“CC Power”), CC Mobility Limited, a company organized under the laws of Hong Kong (“CC Mobility”) and the shareholders of CC Mobility, as disclosed in the Company’s Current Report on Form 8-K filed on July 6, 2011 (the “Exchange Agreement”). Mr. Strauss is a shareholder and director of both CC Mobility and CC Power. As a condition to closing the Exchange Agreement, the Company is to appoint Mr. Strauss to the Company’s Board of Directors.

     Other than the foregoing, there is no arrangement or understanding pursuant to which Mr. Strauss was appointed as a member of the Company’s Board of Directors. Mr. Strauss has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The Company’s Board is now comprised of Mr. Jaime Brodeth, Mr. Moses Carlo Supera Paez, and Mr. Strauss.

     Professional History

     Mr. Strauss is an entrepreneur with 20 years of experience in leading computer hardware and software related technology start-ups. Mr. Strauss is a founding member of CC Power since its inception in 2003. Since 2003, Mr. Strauss has served as a Director of CC Power, a position he still holds. Mr. Strauss was previously the founding member and a director of Avvida Systems Inc., a company formed in 2001 until its acquisition in 2003. Avvida designed and marketed high performance computing systems using the latest DSP and FPGA processing hardware, and was a leading supplier to the industrial, government and military markets. In 2003, Avvida was acquired by a division of General Electric (SBS Technologies Inc.), and, from 2003 to 2006, Mr. Strauss was engaged to assist General Electric integrate Avvida together with 8 other General Electric acquisitions, ending his career with General Electric in the position of VP/GM Canada and Asia Integration Leader in 2006. Previously, Mr. Strauss was a founder and a director of Focus Automation Systems, Inc., a leading supplier of image processing systems to the industrial and medical markets. Mr. Strauss founded Focus in 1987. Focus was acquired by V Technology Corporation in 2000.

     Mr. Strauss is a Computer Systems Engineer and has completed software development, strategic planning, human resource, and financial accounting management training at University of Waterloo, Harvard University, and the GE Jack Welsh Management Training Center. Most recently, Mr. Strauss completed Chinese Mandarin language and cultural training at Sinoland College in Beijing, China.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: August 12, 2011	/s/ Jaime Brodeth
Jaime Brodeth
President